UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENTS
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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ROCKY BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ROCKY BRANDS, INC.
39 East Canal Street
Nelsonville, Ohio 45764
April 23, 2007
Dear Shareholder:
     I am pleased to invite you to the Annual Meeting of Shareholders of Rocky Brands, Inc. to be held on Tuesday, May 15, 2007, at 4:00 p.m., at Stuarts Opera House, located at 34 Public Square, Nelsonville, Ohio. Parking is available in Nelsonville at Rocky Brands, Inc., at 39 East Canal Street. We look forward to meeting all of our shareholders who are able to attend.
     At the annual meeting, you will be asked to (i) elect Mike Brooks, Glenn E. Corlett, Harley E. Rouda, Jr., and James L. Stewart for two-year terms as Class I Directors and (ii) transact any other business which may properly come before the meeting or any adjournment thereof. A copy of the proxy statement and the proxy card are enclosed.
     It is very important that your shares are represented and voted at the meeting whether or not you plan to attend. Accordingly, please sign, date, and return your proxy card in the enclosed envelope at your earliest convenience. If you are a shareholder of record and attend the meeting, you may vote in person if you wish, and your proxy will not be used.
     Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely, Mike Brooks Chairman and Chief Executive Officer

ROCKY BRANDS, INC.
39 East Canal Street
Nelsonville, Ohio 45764
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:	April 23, 2007
     The Annual Meeting of Shareholders of Rocky Brands, Inc. will be held at Stuarts Opera House, located at 34 Public Square, Nelsonville, Ohio, on Tuesday, May 15, 2007, at 4:00 p.m. local time, for the following purposes:
(1)	To elect four Class I Directors of the Company, each to serve for a two-year term expiring at the 2009 Annual Meeting of Shareholders.

(2)	To transact any other business which may properly come before the meeting or any adjournment thereof.
     Owners of record of common stock of the Company at the close of business on April 3, 2007, will be entitled to vote at the meeting.
     You will be most welcome at the meeting, and we hope you can attend. Directors and officers of the Company and representatives of its independent registered public accounting firm will be present to answer your questions and to discuss its business.
     We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the meeting, you may vote in person and your proxy will not be used.

By Order of the Board of Directors, Curtis A. Loveland Secretary

PLEASE SIGN AND MAIL THE ENCLOSED PROXY
IN THE ACCOMPANYING ENVELOPE
NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

Rocky Brands, Inc.
39 East Canal Street
Nelsonville, Ohio 45764

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 15, 2007

     This proxy statement is furnished to the shareholders of Rocky Brands, Inc. (throughout the proxy statement the terms “Company,” “we” and “our” refer to Rocky Brands, Inc.) in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held on May 15, 2007, and at any adjournment thereof. The enclosed proxy is solicited by the Board of Directors of the Company. We began mailing this proxy statement to the Company’s shareholders on approximately April 23, 2007.
     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, or personal interview.
     All shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by the Company before the meeting or, in the absence of specific instructions to the contrary, will be voted in accordance with the board of directors’ unanimous recommendations, which are:
•	FOR the election of Mike Brooks, Glenn E. Corlett, Harley E. Rouda, Jr., and James L. Stewart as Class I Directors of the Company; and

•	at the discretion of the persons acting under the proxy, to transact such other business as may properly come before the meeting or any adjournment thereof.
     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing a written notice with the Secretary of the Company prior to the meeting. Shareholders of record who attend the meeting may vote in person, and their proxies will not be used.
     Holders of record of common stock of the Company at the close of business on April 3, 2007, will be entitled to vote at the annual meeting. At that time, the Company had 5,466,663 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the annual meeting.
     The presence, in person or by proxy, of a majority of the outstanding shares of common stock of the Company is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters, which includes the election of directors.
     The election of each director nominee requires the favorable vote of a plurality of all votes cast by the holders of common stock at a meeting at which a quorum is present. Proxies that are marked “Withhold Authority” and broker non-votes will not be counted toward such nominee’s achievement of a plurality and thus will have no effect.
Election of Directors
     The Company’s Code of Regulations provides for a classified board of directors with two classes. Each class of directors consists, as nearly as practical, of one-half of the total number of directors. The total number of authorized directors has been fixed by the Board of Directors at eight. The Board of Directors proposes the reelection of the four incumbent Class I Directors to continue their service as Class I Directors at the 2007 Annual Meeting of Shareholders. The four incumbent Class II Directors will continue in office until the 2008 Annual Meeting of Shareholders.
     Mike Brooks, Glenn E. Corlett, Harley E. Rouda, Jr., and James L. Stewart are currently Class I Directors of the Company and are being nominated by the Board of Directors for re-election as Class I Directors.
     It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. Brooks, Corlett, Rouda, Jr., and Stewart as Class I Directors. In the event that any of the nominees for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Company’s Code of Regulations, or the Board of Directors may designate a substitute nominee, in which event the shares represented by the enclosed proxy will be voted for such substitute nominee.
     The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees for Director.
     The following table sets forth for each nominee and each continuing director of the Company, such person’s name, age, the year in which he became a director of the Company, and his position with the Company and the Company’s subsidiaries, Five Star Enterprises Ltd. (“Five Star”); Lifestyle Footwear, Inc. (“Lifestyle”); Rocky Canada, Inc. (“Rocky Canada”); Rocky Brands Wholesale LLC (“Wholesale”), and Rocky Brands Retail LLC (“Retail”) (collectively, the “Subsidiaries”).

Class I Directors
(Nominees - Terms Expire in 2009)

		Director
Name	Age	Since	Position
Mike Brooks	60	1992	Director, Chairman and Chief Executive Officer of the Company and Subsidiaries
Glenn E. Corlett	63	2000	Director of the Company
Harley E. Rouda, Jr.	45	2003	Director of the Company
James L. Stewart	74	1996	Director of the Company
Class II Directors
(Terms To Expire in 2008)

		Director
Name	Age	Since	Position
J. Patrick Campbell	58	2004	Director of the Company
Michael L. Finn	63	2004	Director of the Company
G. Courtney Haning	58	2004	Director of the Company
Curtis A. Loveland	60	1993	Director of the Company and Secretary of the Company and Subsidiaries
     Mike Brooks has served as Chairman and Chief Executive Officer of the Company and its Subsidiaries since January 2005. Prior to that he served as Chairman, President, and Chief Executive Officer of the Company from August 1991 to January 2005. Mr. Brooks also has served Lifestyle as President since November 1988 and as Chairman and Chief Executive Officer since December 1992, and Five Star as President since March 1987, as Chairman since August 1991, and as Chief Executive Officer since December 1992. Mr. Brooks is a pattern engineering and shoe design graduate of the Ars Sutoria in Milan, Italy. After employment with U.S. Shoe Corporation and various tanning companies, Mr. Brooks returned to the family shoe business in Nelsonville, Ohio, in 1975, serving first as Manager of Product Development and a national salesman and then, in 1984, becoming President. He has been a director of American Apparel and Footwear Association (formerly Footwear Industries of America) since April 1986 and currently serves on the Executive Board.

     Glenn E. Corlett has been Dean and Professor of Accounting of the College of Business at Ohio University, Athens, Ohio, since July 1997. From 1993 to 1996, Mr. Corlett was Executive Vice President and Chief Operating Officer of N.W. Ayer & Partners, an international advertising agency, headquartered in New York, New York. Mr. Corlett also served as Chief Financial Officer of N.W. Ayer & Partners from 1990 to 1995. Prior to joining N.W. Ayer & Partners, Mr. Corlett had a long history with Price Waterhouse where he was partner-in-charge for mergers and acquisitions in New York from 1988 to 1990; tax partner-in-charge in Denver from 1984 to 1988 and in Cleveland from 1979 to 1984; and held partner and staff positions from 1971 to 1979. Mr. Corlett also serves on the board of directors of Preformed Line Products Company, an international designer and manufacturer of products and systems employed in the construction and maintenance of overhead and underground networks for energy, communications and broadband network companies.
     Harley E. Rouda, Jr. has served as Chief Executive Officer and General Counsel of Real Living, Inc., an independently-owned residential real estate firm headquartered in Columbus, Ohio, since February 2002. He has also served as Chief Executive Officer and General Counsel of HER Realtors, a Columbus based real estate firm, since May 1999 and May 1997, respectively. Prior to serving as Chief Executive Officer, Mr. Rouda served as President of HER Realtors from May 1996 until May 1999.
     James L. Stewart has served as the proprietor of Rising Wolf Ranch, Inc., East Glacier, Montana, a summer resort and a winter rehabilitation center for teenage boys involved with drug abuse. Mr. Stewart also consults for various retail and catalog companies. Between 1984 and 1991, Mr. Stewart served as the President and Chief Executive Officer of Dunns Inc. and as the Vice President and General Manager of Gander Mountain Inc. Before that time, he served Sears Roebuck & Co. for 28 years in various management capacities.
     J. Patrick Campbell has served as President and Chief Operating Officer of Grantham Education Corporation since January 2006. Mr. Campbell has also served on the board of directors of Grantham Education Corporation and its subsidiary, Grantham University, since January 2006. Mr. Campbell was self-employed as a consultant to various corporations in the financial services industry from January 2001 to December 2005. From January 2004 until February 2005, Mr. Campbell served as Chief of Technology and Operations for the American Stock Exchange. From January 1997 until December 2001, Mr. Campbell held various executive positions at The Nasdaq Stock Market, including Chief Operating Officer of Nasdaq Inc. and Chairman, Nasdaq Investment Products. Prior to joining Nasdaq, Mr. Campbell was employed by The Ohio Company, a privately held investment bank, from 1971 to 1996 as Senior Executive Vice President, and he was a member of the board of directors from 1991 to 1996. Mr. Campbell serves on the board of directors and is chairman of the audit committee of Shearer’s Foods, Inc., a privately held company.
     Michael L. Finn has served as President of Central Power Systems, a wholesale distributor in Columbus, Ohio, since 1985, and President of Chesapeake Realty Co., a real estate development and management company in Columbus, Ohio, since 1970.
     G. Courtney Haning has served as Chairman, President and Chief Executive Officer of Peoples National Bank, a community bank in New Lexington, Ohio, since January 1991.

     Curtis A. Loveland has served as Secretary of the Company since October 1992, of Five Star and Lifestyle since December 1992, of Rocky Canada since July 2003, and of Wholesale and Retail since January 2005. Mr. Loveland has been a practicing attorney for 34 years and has been a partner in the law firm of Porter, Wright, Morris & Arthur llp, Columbus, Ohio since 1979. Mr. Loveland also serves on the boards of directors of Applied Innovation Inc., a telecommunications products manufacturer, and Max & Erma’s Restaurants, Inc.
Information Concerning the Board of Directors and Corporate Governance
     The Board of Directors of the Company held a total of five meetings during 2006. During 2006, each of the directors attended 75% or more of the total number of (i) meetings of the Board, and (ii) meetings of committees of the Board on which such director served.
     Upon consideration of the criteria and requirements regarding director independence set forth in the rules of the National Association of Securities Dealers, Inc. (“NASD”), the Board of Directors has determined that a majority of its members are independent. Specifically, the Board has determined that each of Messrs. Campbell, Corlett, Finn, Haning, Loveland, Rouda, and Stewart, meet the standards of independence established by NASD Rule 4200(a)(15).
     The Company has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. The members of the Audit Committee are Messrs. Corlett (Chairman), Campbell, and Haning. The Board of Directors has determined that each of Messrs. Corlett, Campbell, and Haning are independent as independence is defined in NASD Rule 4200(a)(15) and Rule 10A-3(b)(l) of the Securities Exchange Act of 1934, as amended, and that the Audit Committee meets the composition requirements of NASD Rule 4350(d)(2). The Board of Directors has determined that Mr. Corlett meets the requirements of an “audit committee financial expert” as set forth in Section 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission (“SEC”).
     The Audit Committee met nine times during 2006. The Audit Committee oversees and monitors management’s and the independent registered public accounting firm’s participation in the accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee has the responsibility to appoint, compensate, retain and oversee the work of the independent registered public accounting firm and to consult with the independent registered public accounting firm on matters relating to the scope of the audit, any non-audit assignments and related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures, and the adequacy of the Company’s internal control procedures. The Audit Committee is governed by an Amended and Restated Audit Committee Charter, which is posted on the Company’s website at www.rockybrands.com. The Audit Committee Report relating to the 2006 fiscal year appears on pages 28 and 29.
     The members of the Compensation Committee are Messrs. Rouda (Chairman), Stewart, and Finn. The Board of Directors has determined that each of Messrs. Rouda, Stewart, and Finn are independent as independence is defined in NASD Rule 4200(a)(15). The Compensation Committee is governed by an Amended and Restated Compensation Committee Charter, which is posted on the Company’s website at www.rockybrands.com. The Compensation Committee met five times during 2006. This Committee administers the 1995 Stock Option Plan and the 2004 Stock Incentive Plan and approves compensation for the Company’s executive officers. The Compensation Committee report relating to the 2006 fiscal year appears on page 27. For more information on the Compensation Committee, please refer to “Executive Compensation — Compensation Discussion and Analysis — The Compensation Committee,” beginning on page 11.
     The members of the Nominating and Corporate Governance Committee are Messrs. Loveland (Chairman), Corlett, and Finn. The Board of Directors has determined that each of Messrs. Loveland, Corlett, and Finn are independent as independence is defined in NASD Rule 4200(a)(15). The Nominating and Corporate Governance Committee Charter is posted on the Company’s website at www.rockybrands.com.
     The Nominating and Corporate Governance Committee met twice during fiscal 2006. The Nominating and Corporate Governance Committee oversees the director nomination process. The Nominating and Corporate Governance Committee has the responsibility to identify and recommend individuals qualified to become directors. When considering potential candidates, the Nominating and Corporate Governance Committee reviews the candidate’s character, judgment, and skills, including financial literacy, and experience in the context of the needs of the Board of Directors. The Company generally does not pay any third parties to identify or evaluate, or assist in identifying or evaluating, potential nominees.
     The Nominating and Corporate Governance Committee considers the recommendations of shareholders regarding potential director candidates. In order for shareholder recommendations regarding possible director candidates to be considered by the Nominating and Corporate Governance Committee:
•	such recommendations must be provided to the Nominating and Corporate Governance Committee c/o Rocky Brands, Inc., 39 East Canal Street, Nelsonville, Ohio 45764, in writing at least 120 days prior to the date of the next scheduled annual meeting;

•	the nominating shareholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

•	the nominating shareholder must describe the qualifications, attributes, skills, or other qualities of the recommended director candidate.
     The Nominating and Corporate Governance Committee also has the responsibility to develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company and to administer and oversee the Company’s Code of Business Conduct and Ethics.
     The Company’s Board of Directors welcomes communications from shareholders. Shareholders may send communications to the Board of Directors, or to any Director in particular, c/o Rocky Brands, Inc., 39 East Canal Street, Nelsonville, Ohio 45764. Any correspondence addressed to the Board of Directors, or to any one of the Company’s Directors in care of our offices is forwarded to the addressee without review by management.
     It is the expectation that all members of the Board of Directors attend the Annual Meeting of Shareholders. All members of the Company’s Board of Directors were present at the Company’s 2006 Annual Meeting of Shareholders.

Information Concerning Executive Officers
Executive Officers
     In addition to Mike Brooks, the following individuals are executive officers of the Company:
     David Sharp, 51, has served as President and Chief Operating Officer of the Company and its Subsidiaries since January 2005. Prior to that, he served as Executive Vice President and Chief Operating Officer of the Company from March 2002 until January 2005. He served as Senior Vice President — Sales and Operations from June 2001 until March 2002, as Vice President of Sales and Marketing from October 2000 until June 2001, and as Vice President of Manufacturing Operations and Marketing from June 2000 until October 2000. Mr. Sharp served as Executive Vice President and Chief Operating Officer of Five Star and Lifestyle from August 2003 until January 2005 and of Rocky Canada from July 2003 until January 2005. Prior to that time, he served as Senior Vice President — Sales and Operations of Five Star and Lifestyle from February 2002 until August 2003. Prior to joining the Company, from September 1994 until October 1999, Mr. Sharp served in various capacities, including Vice President and General Manager, of an operating division of H.H. Brown, Inc., a wholly owned subsidiary of Berkshire-Hathaway, Inc., engaged in the footwear business. Mr. Sharp also held various senior sales and marketing positions at Acme Boot Co., Inc. and Converse, Inc. from June 1991 until September 1994.
     James E. McDonald, 46, has served as Executive Vice President, Chief Financial Officer, and Treasurer of the Company and its Subsidiaries since January 2005. Prior to that, he served as Vice President and Chief Financial Officer of the Company from June 2001, and as Treasurer from August 2003 until January 2005. Mr. McDonald served as Vice President and Chief Financial Officer of Five Star and Lifestyle from February 2002 until January 2005 and of Rocky Canada from July 2003 until January 2005. He served as Treasurer of Five Star and Lifestyle from August 2003 until January 2005 and Rocky Canada from July 2003 until January 2005. Prior to joining the Company, from July 1996 until June 2001, Mr. McDonald served as Chief Financial Officer for two operating divisions of H.H. Brown, Inc., a wholly owned subsidiary of Berkshire-Hathaway, Inc., engaged in the footwear business. Mr. McDonald also served as Controller of Wright’s Knitwear Corporation, a privately held manufacturer of apparel.
     Thomas R. Morrison, 59, has served as Senior Vice President — Wholesale Brands of the Company since May 2005. Prior to that he served as President of Georgia Boot LLC from July 1986 until January 2005.
     Officers are elected annually by the Board of Directors and serve at its discretion. There are no family relationships among directors and executive officers of the Company.

Principal Holders Of Voting Securities
Ownership of Common Stock by Principal Shareholders
     The following table sets forth information relating to the beneficial ownership of common stock by each person known by the Company to own beneficially more than 5% of the outstanding shares of common stock:

	Number of Shares
Name of	of Common Stock	Percent of
Beneficial Owner	Beneficially Owned(1)	Class(2)
Mike Brooks	374,082 (3)	6.8%
c/o Rocky Brands, Inc. 39 East Canal Street Nelsonville, Ohio 45764

FMR Corp.	538,458 (4)	10.0%
82 Devonshire Street Boston, Massachusetts 02109

Lotsoff Capital Management	457,656 (5)	8.5%
20 North Clark Street, 34th Floor Chicago, Illinois 60602

WS Capital, L.L.C.	365,690 (6)	6.8%
300 Crescent Court, Suite 1111 Dallas, Texas 75201

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities.

(2)	“ Percent of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 28, 2007, plus the number of shares such person has the right to acquire within 60 days of February 28, 2007.

(3)	Includes 57,250 shares of common stock for Mike Brooks which could be acquired under stock options exercisable within 60 days of February 28, 2007.

(4)	Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 14, 2007 by FMR Corp. (“ FMR”), Edward C. Johnson 3d, Fidelity Management & Research Company (“Fidelity”) and Fidelity Low Priced Stock Fund (“ Fidelity Fund”). Fidelity is a wholly owned subsidiary of FMR and acts as an investment adviser to various investment companies including the Fidelity Fund. Mr. Johnson, along with other members of the Johnson family, through their ownership of Class B voting common stock and the execution of a shareholders’ voting agreement, are deemed to be a controlling group under the Investment Company Act of 1940 with respect to FMR.

(5)	Based on information filed on Schedule 13G with the Securities and Exchange Commission on January 19, 2007.

(6)	Based on information filed on Schedule 13G with the Securities and Exchange Commission on February 13, 2007 by (i) WS Capital, L.L.C. (“WS Capital”), for the account of (1) Walker Smith Capital, L.P. (“WSC”), (2) Walker Smith Capital (Q.P.), L.P. (“WSCQP”), (3) Walker Smith International Fund, Ltd. (“WS International”), and (4) HHMI Investments, L.P. (“HHMI” ) and (ii) WSV Management, L.L.C. (“WSV”), for the account of (1) WS Opportunity Fund L.P. (“WSO”), (2) WS Opportunity Fund (Q.P.), L.P. (“WSOQP”), and (3) WS Opportunity Fund International, Ltd. (“WSO International”). WS Capital is the general partner of WS Capital Management, L.P. (“WSC Management”), which is the general partner of WSC and WSCQP and the investment manager for WS International and HHMI. WSV is the general partner of WS Ventures Management, L.P. (“WSVM”), which is the general partner of WSO and WSOQP and the agent and attorney-in-fact for WSO International. Reid S. Walker and G. Stacy Smith are principals of WS Capital and WSV, and Patrick P. Walker is a principal of WSV.

Ownership of Common Stock by Management
     The following table sets forth information regarding beneficial ownership of the Company’s common stock by each nominee for director, each director, each of the Company’s executive officers named in the Summary Compensation Table, and the directors and executive officers of the Company as a group as of February 28, 2007:

	Number of Shares Beneficially		Percent of
Name	Owned(1)		Class(1)
Mike Brooks	374,082	(2)	6.8%
J. Patrick Campbell	18,040	(2)	*
Glenn E. Corlett	27,366	(2)	*
Michael L. Finn	12,317	(2)	*
G. Courtney Haning	12,317	(2)	*
Curtis A. Loveland	85,507	(2)	1.6%
James E. McDonald	58,950	(2)	1.1%
Thomas R. Morrison	10,250	(2)	*
Harley E. Rouda, Jr.	18,096	(2)	*
David Sharp	68,031	(2)	1.2%
James L. Stewart	22,366	(2)	*
All directors and executive	707,322	(2)	12.4%
officers as a group (11 persons)

*	indicates less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Except as otherwise noted, none of the named individuals shares with another person either voting or investment power as to the shares reported. “ Percent of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on February 28, 2007, plus the number of shares such person has the right to acquire within 60 days of February 28, 2007.

(2)	Includes 57,250 shares of common stock for Mr. Brooks, 10,000 shares of common stock for Mr. Campbell, 22,500 shares of common stock for Mr. Corlett, 10,000 shares of common stock for Mr. Finn, 10,000 shares of common stock for Mr. Haning, 25,000 shares of common stock for Mr. Loveland, 40,000 shares of common stock for Mr. McDonald, 10,250 shares of common stock for Mr. Morrison, 15,000 shares of common stock for Mr. Rouda, 32,000 shares of common stock for Mr. Sharp, 15,000 shares of common stock for Mr. Stewart, and 247,000 shares of common stock for all directors and executive officers as a group, which could be acquired under stock options exercisable within 60 days of February 28, 2007.

Executive Compensation
     The following information provides discussion, analysis and data tables regarding the compensation of our named executive officers (“NEOs”), who are those officers listed in our Summary Compensation Table on page 17.
Compensation Discussion and Analysis
     We have prepared this Compensation Discussion and Analysis (“CD&A” ) to provide you with our perspective on executive compensation so that you may understand our compensation policies and our decisions regarding compensation for our NEOs. We recommend that you review the various executive compensation tables below in conjunction with this CD&A. Unless otherwise noted, the policies, plans and other information in this CD&A apply to all of our NEOs. Our CD&A covers the following topics:
•	the role of the Compensation Committee in setting executive compensation;

•	our compensation philosophy and its underlying principles — including the objectives of our executive compensation program and what it is designed to reward;

•	our process for setting executive compensation; and

•	the elements of our executive compensation program — including a discussion of why we choose to pay each element of compensation, how we determine the amount of such element, and how each element fits into our overall compensation objectives and “total compensation” for our NEOs.
     The Compensation Committee
     The Compensation Committee (referred to in this CD&A as the “Committee” ) was appointed by our Board of Directors and is governed by a written charter that is available in the corporate governance section of our website, www.rockybrands.com. The Committee members are Harley E. Rouda, Jr., Chairman, Michael L. Finn, and James L. Stewart. Our Board of Directors has determined that each of the Committee members is independent under the standards of independence established by NASD Rule 4200(a)(15). In addition, each of the Committee members is a “non-employee” director as defined by Rule 16b-3 under the Securities Exchange of 1934 and an “outside director” as defined by the Internal Revenue Code.
     Pursuant to its charter, the Committee has the authority and responsibility to:
•	discharge the Board’s responsibilities relating to executive compensation, including the review and approval of our executive compensation philosophy and policies and the application of such policies to the compensation of our executive officers;

•	review and approve on an annual basis the corporate goals and objectives with respect to the chief executive officer, evaluate the chief executive officer’s performance in light of such goals and objectives at least once a year, and, based on such evaluation, set the chief executive officer’s annual compensation, including salary, bonus, incentive and equity compensation;

•	review and approve on an annual basis the evaluation process and compensation structure for our other executive officers and to evaluate and approve the annual compensation for such executive officers, including salary, bonus, incentive and equity compensation;

•	administer and review our compensation programs and plans, including, but not limited to, our incentive compensation, equity, and qualified and non-qualified benefit plans;

•	establish and periodically review policies for the administration of our executive compensation program;

•	approve employment arrangements with new executives;

•	review recommendations to create, amend or terminate certain compensation and benefit plans and to make a decision whether or not to approve of such recommendations; and

•	recommend to the Board the compensation arrangements with non-employee directors.
     The Committee has the sole authority, to the extent it deems necessary or appropriate, to retain any compensation consultant to assist in the evaluation of executive compensation and has the sole authority to approve any such firm’s fees. The Committee also has the authority to obtain the advice of and assistance from internal or external legal, accounting or other advisors, and may request any officer or employee of our Company, our outside counsel or independent registered public accounting firm to attend a meeting of the Committee or meet with any member of, or consultants to, the Committee.
     The Committee meets as often as its members deem necessary to change its duties and responsibilities and held five meetings during fiscal 2006. Mr. Rouda works in conjunction with our Chief Executive Officer and Chief Financial Officer to establish the meeting agenda. The Committee typically meets with the Chief Executive Officer, Chief Financial Officer and outside advisors and, where appropriate, other executive officers of our Company. In addition, the Committee regularly meets in executive session without management. Generally, the Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Committee as well as materials that the Committee has specifically requested.
     Compensation Philosophy
     The philosophy of the Committee is to make compensation decisions based on an executive compensation program that is designed to meet the following objectives:
•	to attract and retain qualified executives;

•	to reward current and past individual performance;

•	to provide short-term and long-term incentives for superior future performance;

•	to align compensation policies to further shareholder value; and

•	to relate total compensation to individual performance and performance of our Company.
The Committee believes that an executive compensation program designed with these objectives in mind has a direct impact on the success of the business by helping to ensure we have qualified executive talent in the right positions at the right time. Our executive compensation program helps ensure that our leadership group is focused on performing effectively to deliver results and build long-term shareholder value.
     Compensation Tax Philosophy
     Internal Revenue Code Section 162(m) bars a deduction to any publicly held corporation for compensation paid to a “covered employee” in excess of $1 million per year unless objective performance criteria are set by the Committee prior to or within 90 days after the beginning of a performance period but in no event after 25% of the performance period has elapsed (or such earlier or later date as is permitted by Section 162(m)). Generally, we intend that compensation paid to NEOs shall be deductible to the fullest extent permitted by law. We may make payments that are not fully deductible if, in our judgment, such payments are necessary to achieve our compensation objectives and to protect shareholder interests. None of the compensation for fiscal 2006 was non-deductible because none of the NEOs had compensation in excess of $1 million.
     Compensation Committee Process for Determining Executive Compensation
     A substantial amount of the Committee’ s annual cycle of work relates to the determination of compensation for our executive officers, including our Chief Executive Officer. Generally, during or prior to the first quarter of our fiscal year, the Committee makes determinations of base cash compensation, incentive compensation percentages for the year, and equity grants for executive officers, including our Chief Executive Officer. For a discussion of each individual element of compensation and how it is specifically determined, refer to “ Compensation Program Elements” below.
     Although many compensation decisions are made near the beginning of the first quarter of the fiscal year, our compensation planning process is not a rigid yearly process with fixed beginning and end points. Rather, compensation decisions are designed to promote our compensation philosophy and principles throughout the year. The Committee believes that evaluation of executive performance, business and succession planning, and consideration of our business environment are year-round processes, and the Committee members monitor these as such.
     Our Chief Executive Officer is not permitted to be present during deliberations or voting of his compensation. During this process, the Committee reviews and approves any new corporate goals and objectives with respect to compensation for our Chief Executive Officer. In light of the established goals and objectives, the Committee evaluates the performance of the Chief Executive Officer and, based upon these evaluations, sets the Chief Executive Officer’s compensation. The Compensation Committee also reviews and approves on an annual basis the evaluation and compensation structure for the Company’s other executive officers, including approval of salary, bonus, incentive, and equity compensation. Our Chief Executive Officer is present and provides input at the meetings and deliberations on the compensation of the Company’s other executive officers but is not permitted to be present at the vote.

     Compensation Program Elements
     In fiscal 2006, our NEOs received the following elements of compensation:
•	salary;

•	non-equity incentive compensation;

•	retirement benefits; and

•	health and welfare benefits.
The Committee carefully considered and chose each compensation program element as a critical component in a comprehensive “total compensation” package. Each element is intended to reward and motivate executives in different ways consistent with our overall compensation principles and philosophy. Each of the elements has a critical relationship with one another with each focusing and rewarding different areas. These elements are necessary for us to achieve our compensation program objectives.
     (1) Salary:
     Salary is utilized to compensate our executive officers for services rendered during the fiscal year. The Committee annually reviews and approves the compensation package of each NEO, including salary. The Committee considers an individual’s qualifications and experience in setting an executive’s salary. In determining salary increases, the Committee considers the size and responsibility of the individual’s position and the individual’s overall performance and future potential. The Committee considers these factors subjectively in the aggregate. Because the Committee believes that each of the factors is significant, the Committee does not assign a formula weight to any single factor in determining a salary increase.
     Please refer to the “Salary” column in the Summary Compensation Table on page 17 for more information on each NEO’ s salary for fiscal 2006.
     (2) Non-Equity Incentive Compensation:
     Non-equity incentive compensation (“IC” ) for our NEOs is determined under an annual incentive compensation plan (the “IC Plan” ) that is designed and approved by the Committee. Our IC Plan is designed to provide a competitive cash compensation program for recruiting and retaining executive talent and a short-term incentive and reward program that aligns pay with performance and motivates our executives to achieve results. The IC Plan pays cash awards based upon the achievement of key corporate objectives. In 2006, the Committee designed and approved an IC Plan for the fiscal year ending December 31, 2006 (the “2006 Plan” ).
     When setting IC, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Committee considers these factors subjectively in the aggregate. IC is based on a percentage of base salary if Company performance goals are met. Payment of IC is prorated based on the percentage of the performance level achieved, and the bonus amounts are interpolated between the performance levels. The Committee establishes the financial performance goals under the IC Plan for the fiscal year. These goals are generally determined near the beginning of the year and are based on an analysis of historical performance and growth expectations for our business, expectations of the public markets, and progress toward achieving our long-range strategic plan for the business. The Committee determined that the performance criterion under the 2006 Plan was operating income, excluding earnings from military sales and stock option expenses (“Operating Income”), and approved the following threshold, target, and maximum payouts based on specified levels of Operating Income:

	Payout as a Percentage of Base Salary
	Threshold	Target	Maximum
Mike Brooks	0%	75%	175%
David Sharp	0%	60%	140%
James E. McDonald	0%	50%	115%
Thomas R. Morrison	0%	30%	60%
     A minimum of 35% of any IC earned by Messrs. Brooks, Sharp, and McDonald was to be paid in shares of restricted stock (the “ Restricted Stock” ), which would vest immediately but would not be tradable in the public markets for one year. Each of Messrs. Brooks, Sharp, and McDonald could choose, with approval of the Board of Directors, to receive an additional portion of his IC in the form of Restricted Stock.
     No payment was to be made for performance below the threshold level of Operating Income.
     In addition to the foregoing, assuming that the threshold level of performance was attained, 10% of any earnings from military sales made during fiscal 2006 was to go into a pool to be distributed to plan participants, including the four named executive officers, at the discretion of the Board of Directors. Also, to the extent that the goal level of performance was exceeded for fiscal 2006, 10% of such excess Operating Income above the goal level was to go into a pool to be distributed to plan participants, including the four named executive officers, at the discretion of the Board of Directors.
     None of the NEOs earned any IC for the 2006 fiscal year.
     (3) All Other Compensation:
     The “All Other Compensation” column in our Summary Compensation Table on page 17 primarily consists of these items:
•	annual employer contributions into the retirement/401(k) plan; and

•	employer-paid premiums for life insurance.
                              (a) Retirement and 401(k) Plan:
     We sponsor a qualified retirement and 401(k) plan for eligible employees (the “Retirement Plan” ). The Retirement Plan allows NEOs to defer a portion of their total cash compensation (up to IRS limits) into this retirement account on a pre-tax basis. Our NEOs do not receive a Company match on any money they defer into the Retirement Plan. We make an annual contribution into the Retirement Plan for eligible employees, including NEOs, of three percent of applicable salary.

     These annual employer contribution amounts to NEOs are included in the Summary Compensation Table’s “All Other Compensation” column on page 17 below.
          (b) Employer-Paid Premiums for Life Insurance:
     We provide each of our NEOs with basic group term life insurance with a death benefit of $150,000. This is a relatively inexpensive benefit that we offer to our executives. This element of compensation, though relatively small, provides one additional item to the overall compensation package which strengthens our ability to recruit and retain talented executives.
     We also provide Messrs. Brooks, Sharp and McDonald with individual term life insurance policies that have death benefits of $1,000,000, $500,000 and $500,000, respectively, to be paid to each individual’s beneficiary in the event of his death.
     For specific premium amounts paid, please refer to the Summary Compensation Table’s “All Other Compensation” column and footnotes below on page 17.
          (c) Agreements with Mr. Brooks :
     We have entered into a salary continuation agreement and an employment agreement with Mr. Brooks, our Chairman and Chief Executive Officer. For a discussion of these agreements, please refer to “Agreements with Mr. Brooks and Potential Payments upon Termination or Change-in-Control” beginning on page 21 below.
     (4) Health and Welfare Benefits :
     In addition to the compensation and benefits programs discussed in this document, we offer our employees, including our NEOs, a comprehensive benefits program. This program is designed to provide the employees and their families with competitive coverage at competitive rates. We strive to provide the employees with appropriate health benefits (medical, pharmacy, dental, and vision) to help protect the physical, mental and financial health of our employees and their immediate families.
Summary Compensation Table
     The following table sets forth certain information regarding compensation paid during the Company’s last complete fiscal year to the Company’s named executive officers (“NEOs” ) for the 2006 fiscal year. For a discussion of the various elements of compensation provided in the table below, please refer to the discussion of our various compensation elements in our Compensation Discussion & Analysis under the heading “Compensation Program Elements” beginning on page 14 above.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2006

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)	($)	($)	($)(1)	($)	($)(2)	($)(3)	($)
Mike Brooks	2006	475,000	—	—	21,302	—	70,283	95,805	662,390
Chairman and Chief Executive Officer
David Sharp	2006	385,000	—	—	18,462	—	4,772	27,682	435,916
President and Chief Operating Officer
James E. McDonald	2006	280,000	—	—	14,201	—	2,252	34,597	331,050
Executive Vice President, Chief Financial Officer, and Treasurer
Thomas R. Morrison	2006	215,000	—	—	63,326	—	—	8,600	286,926
Senior Vice President of Wholesale Sales

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R. For a discussion of the assumptions made in the valuation of the dollar amount recognized, please refer to Note 12 to the Company’s Consolidated Financial Statements, which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	Amounts shown reflect change in present value of the accrual for the Company’s Restated Retirement Plan for Non-Union Employees from 2005 to 2006.

(3)	The amounts shown under “All Other Compensation” for Messrs. Brooks, Sharp and McDonald include $87,644, $19,263 and $25,826, respectively, reflecting life insurance premiums paid by the Company in 2006, and $8,161, $8,419 and $8,771, respectively, reflecting employer contributions to the 401(k) retirement plan. The amount show under “All Other Compensation” for Mr. Morrison represents employer contribution to the 401(k) retirement plan.

Grants of Plan-Based Awards for Fiscal Year 2006
     The following table provides certain information concerning each grant of an award made to the listed officers in the last completed fiscal year under any plan:
GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL YEAR 2006

		Estimated Possible Payouts
		Under Non-Equity
		Incentive Plan Awards
	Grant	Threshold	Target	Maximum
Name	Date	($)	($)	($)
Mike Brooks	n/a	0	356,250	831,250

David Sharp	n/a	0	231,000	539,000

James E. McDonald	n/a	0	140,000	322,000

Thomas R. Morrison	n/a	0	64,500	129,000

Outstanding Equity Awards at Fiscal 2006 Year-End
The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards outstanding as of the end of the fiscal year:
OUTSTANDING EQUITY AWARDS AT FISCAL 2006 YEAR-END TABLE

	Option Awards(1)

			Equity
			Incentive
			Plan
			Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised	Option
	Options	Options	Unearned	Exercise	Option
	(#)	(#)	Options	Price	Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date
Mike Brooks	30,000	—	—	5.88	01/01/2007
	5,000	—	—	7.63	01/01/2008
	6,000	—	—	3.88	01/01/2009
	20,000	—	—	5.77	01/02/2010
	15,000	—	—	5.24	01/02/2011
	5,625	1,875	—	22.39	01/02/2012
	5,625	1,875	—	18.85	01/02/2012
David Sharp	5,000	—	—	5.00	10/15/2008
	5,000	—	—	3.88	01/01/2009
	2,500	—	—	5.77	01/02/2010
	9,750	—	—	5.24	01/02/2011
	4,875	1,625	—	22.39	01/02/2012
	4,875	1,625	—	18.85	01/02/2012
James E. McDonald	20,000	—	—	4.65	06/11/2009
	5,000	—	—	5.77	01/02/2010
	7,500	—	—	5.24	01/02/2011
	3,750	1,250	—	22.39	01/02/2012
	3,750	1,250	—	18.85	01/02/2012
Thomas R. Morrison	10,000	10,000	—	28.84	01/05/2013
	250	750	—	24.36	12/30/2013

(1)	Options become exercisable in four equal annual installments beginning on the first anniversary of the date of grant.

Option Exercises and Stock Vested for Fiscal Year 2006
     The following table provides certain information concerning each exercise of stock options, and each vesting of stock, including restricted stock, during the last completed fiscal year:
OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL YEAR 2006

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares on	Value Realized on
	Acquired on Exercise	on Exercise	Acquired Vesting	Vesting
Name	(#)	($)(1)	(#)	($)
Mike Brooks	—	—	1,000	19,800

David Sharp	—	—	1,000	19,800

James E. McDonald	—	—	1,000	19,800

Thomas R. Morrison	—	—	—	—

(1) Value realized was calculated based on the number of shares vested multiplied by the fair market value of a share of the Company’s common stock on the date of vesting.
Retirement Plan
     The Company’s Restated Retirement Plan for Non-Union Employees (the “Retirement Plan” ) is a defined benefit pension plan which is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the “Code” ). Until December 31, 2005, all Rocky Brands, Inc. employees, including U.S. territorial employees, excluding leased employees and those employees covered by a collective bargaining agreement, were eligible to participate in the Retirement Plan if they were at least 21 years old and had worked at least 1,000 hours for the Company over a period of one year. As of December 31, 2005, the Company froze the Retirement Plan for all non-U.S. territorial employees.
     The Retirement Plan provides for the payment of a monthly retirement benefit commencing at age 65, subject to certain early and late retirement options. The amount of the monthly benefit is determined pursuant to a formula contained in the Retirement Plan which takes the greater of 1.5% of the employee’s average monthly compensation, or $12.00, and multiplies it by the employee’s number of years of credited service up to a maximum of 35 years. The average monthly compensation is determined for the three consecutive years which gives the participant the highest average. Compensation for this purpose means wages which are subject to federal income tax withholding.

     The following table provides certain information concerning the estimated value of retirement benefits under the Retirement Plan:
PENSION BENEFITS TABLE FOR FISCAL YEAR 2006

	Number of Years of Credited	Present Value of	Payments During Last Fiscal
	Service	Accumulated Benefit	Year
Name	(#)	($)(1)	($)
Mike Brooks	31.7	756,376	—

David Sharp	6.5	74,744	—

James E. McDonald	5.5	44,100	—

Thomas R. Morrison	—	—	—

(1)	Amounts listed in this column were calculated as of December 31, 2006, using the 1994 Group Annuity Mortality Table.
Agreements with Mr. Brooks and Potential Payments Upon Termination or Change-In-Control
     We have entered into both an employment agreement and a salary continuation agreement with Mr. Brooks.
     Employment Agreement with Mr. Brooks
     We entered into an employment agreement with Mr. Brooks, effective July 1, 1995. Mr. Brooks’ employment agreement is “at will” and, therefore, does not have a stated term. The agreement provides for a minimum annual base salary for Mr. Brooks that may be increased at the sole discretion of the Board of Directors, but may not be reduced once set. The agreement also provides that Mr. Brooks may not compete with our Company during the term of the agreement and for one year following termination of the agreement. The agreement requires our Company to compensate Mr. Brooks and provide him with certain benefits if his employment agreement is terminated. The compensation and benefits payable to Mr. Brooks vary depending on whether his employment is terminated:
•	by our Company for “Cause” (as defined below);

•	by our Company without “Cause” ; or

•	involuntarily due to death or disability.

     In the event of a termination by our Company without “ Cause,” Mr. Brooks would be entitled to receive (i) his earned but unpaid base salary through the termination date and (ii) his base salary for one year following the termination date (the “Severance Period” ); provided, however, if Mr. Brooks accepts other employment during the Severance Period, the Company shall pay him his base salary until the first to occur of the expiration of the Severance Period or the expiration of three months after the date on which he accepts other employment. In the event of a termination by the Company with “Cause,” Mr. Brooks would be entitled to receive his earned but unpaid base salary through the termination date.
     For purposes of the agreement, “Cause” includes:
•	commission of an act of dishonesty, including, but not limited to, misappropriation of funds or any property of our Company;

•	engagement in activities or conduct clearly injurious to our Company’s reputation;

•	refusal to perform his assigned duties and responsibilities;

•	gross insubordination;

•	clear violation of any of the material terms and conditions of any agreement Mr. Brooks has with our Company; or

•	commission of a misdemeanor involving an act of moral turpitude or a felony.
     If a “Change in Control” (as defined below) occurs and Mr. Brooks is terminated for other than “Cause,” or if Mr. Brooks terminates his employment upon making a good faith determination that, following the “Change in Control,” his employment status or responsibilities have been materially and adversely affected thereby, he would be entitled to:
•	the earned but unpaid portion of his base salary plus credit for any vacation accrued but not taken;

•	any earned but unpaid bonus, incentive compensation or any other benefit to which he is entitled under the agreement through the date of termination;

•	2.99 times his “Average Annual Compensation” (“Average Annual Compensation” means the average annual compensation includible in Mr. Brooks’ gross income for the period consisting of the most recent five taxable years ending before the date on which the “Change in Control” occurs); and

•	all benefit programs in which Mr. Brooks was entitled to participate prior to termination following a “Change in Control” until the earlier of (i) 24 months after termination following a “Change in Control” or (ii) his commencement of full-time employment with a new employer.
     For purposes of his agreement, “Change in Control” includes the occurrence of any of the following:

•	a person acquiring the Company, or 50% or more of the Company’s assets or earning power, or combining with the Company, resulting in less than a majority of the outstanding voting shares of such person surviving such transaction being owned, immediately after the acquisition or combination, by the owners of the voting shares of the Company immediately prior to such acquisition or combination, unless the acquisition or combination is approved by the Board of Directors prior to such “Change in Control;” or

•	during any period of two consecutive years during the term of the agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.
     Potential payments upon termination and/or “Change in Control” under the agreement with Mr. Brooks are shown in the table below. We have used estimates where it is not possible to give a precise dollar amount for the potential payments. The estimates assume that the triggering event took place on December 31, 2006, the last day of the Company’s prior fiscal year. In the table below, we have assumed that all accrued base salary has been paid as of termination date.
POTENTIAL PAYMENTS TO MR. BROOKS UNDER EMPLOYMENT AGREEMENT

				Termination	Certain
				by	Terminations
	Termination by	Termination	Termination	Executive	Involving a
	Company with	by Company	upon Death	for any	Change in
Executive Benefits and Payments Upon	Cause	without Cause	or Disability	Reason	Control
Termination	($)	($)	($)	($)	($)
Compensation:

Base Salary	—	475,000	—	—	—
Incentive Compensation Plan (accrued but unpaid)	—	—	—	—	—
Change in Control Payment	—	—	—	—	1,592,167 (2)

Benefits:

Health	—	—	—	—	8,831
Life	—	—	—	—	879
Disability	—	—	—	—	5,510

Total value:	—	475,000 (1)	—	—	1,607,387

(1)	Payable over a period of 12 months following the termination date.

(2)	At Mr. Brooks’ option, this amount is payable in one lump sum within 30 days after termination of employment following a Change in Control or in 24 equal consecutive monthly payments commencing on the first day of the month after termination of employment following a Change in Control.

     Salary Continuation Agreement with Mr. Brooks
     Mr. Brooks also entered into a salary continuation agreement with the Company effective as of May 1, 1984. The agreement provides that certain benefits will be paid to Mr. Brooks or a designated beneficiary upon retirement, death, or termination of employment with the Company (or an affiliate). Under the agreement, Mr. Brooks qualifies for the benefits after 15 years of service with the Company or a predecessor corporation. If Mr. Brooks retires after age 65, Mr. Brooks or his beneficiary will receive monthly payments of $2,500 for a ten-year period commencing 90 days after retirement. If Mr. Brooks dies before age 65, the beneficiary will receive a payment, annually for a ten-year period, of the greater of $17,250 or the amount Mr. Brooks would have received had he terminated his employment after age 65, reduced by an amount equal to 5/9ths of one percent times the number of months remaining before Mr. Brooks would have reached age 65. If Mr. Brooks terminates his employment with the Company for any reason prior to age 65, Mr. Brooks will be entitled to receive the greater of the cash surrender value of a policy of insurance purchased by the Company on the life of Mr. Brooks or the amount Mr. Brooks would have received had he terminated his employment after age 65, reduced by an amount equal to 5/9ths of one percent times the number of months remaining before Mr. Brooks would have reached age 65. Finally, the agreement provides that Mr. Brooks will not, during or after his employment with the Company, directly or indirectly, compete with the Company or disclose any confidential information relative to the business of the Company. If Mr. Brooks breaches this or any other covenant under the agreement, no further payments are due or payable by the Company to Mr. Brooks or his beneficiary and the Company has no further liability under the agreement.
     Potential payments upon termination under the salary continuation agreement with Mr. Brooks are shown in the table below. The table assumes that the triggering event took place on December 31, 2006, the last day of the Company’ s prior fiscal year. In the table below, we have assumed that all accrued base salary has been paid as of the termination date.
POTENTIAL PAYMENTS TO MR. BROOKS UNDER
SALARY CONTINUATION AGREEMENT

	Termination	Termination
	by	upon
	Executive (1)	Death(1)
Payment to Mr. Brooks or his Beneficiary	$21,096	$21,096

(1) Payable annually for ten years following the termination date.

Compensation of Directors for Fiscal Year 2006
     During 2006, the Company compensated each non-employee director as follows:
•	an annual retainer of $10,000 for service on the Board of Directors, payable in shares of the Company’s common stock;

•	an annual retainer of $5,000 for service as Chairman of the Audit Committee;

•	an annual retainer of $2,000 for service as Chairman of the Compensation Committee;

•	an annual retainer of $2,000 for service as Chairman of the Nominating and Corporate Governance Committee;

•	$1,500 for each Board meeting attended;

•	$750 for each committee meeting attended;

•	$500 for each telephonic Board or committee meeting attended; and

•	reimbursement of reasonable out-of-pocket expenses incurred in connection with Board or committee meetings.
     Beginning on January 1, 2007, fees for non-employee members of the Company’s Board of Directors are as follows:
•	an annual retainer of $50,000 for service on the Board of Directors, 35% of which is payable in restricted shares of the Company’s common stock issued on the first day of January each year, which shares shall be fully vested immediately but not tradable in the public markets for one year, and 65% of which is payable in cash quarterly;

•	an annual retainer of $8,000 for service as Chairman of the Audit Committee, payable in cash quarterly;

•	an annual retainer of $6,000 for service as Chairman of the Compensation Committee, payable in cash quarterly;

•	an annual retainer of $4,000 for service as Chairman of the Nominating and Corporate Governance Committee, payable in cash quarterly; and

•	reimbursement of reasonable out-of-pocket expenses incurred in connection with Board or committee meetings.

     The table below shows the compensation earned by the Company’s non-employee directors during fiscal year 2006:

	Fees earned	Stock
	or paid in cash	awards	Total
Name	($)	($)(1)	($)
J. Patrick Campbell(2)	8,750	10,000	18,750
Glenn E. Corlett(3)	13,750	10,000	23,750
Michael L. Finn(4)	6,000	10,000	16,000
G. Courtney Haning(5)	8,750	10,000	18,750
Curtis A. Loveland(6)	8,000	10,000	18,000
Harley E. Rouda, Jr.(7)	8,000	10,000	18,000
James L. Stewart(8)	6,000	10,000	16,000

(1)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year in accordance with FAS 123R. For a discussion of the assumptions made in the valuation of the dollar amount recognized, please refer to Note 12 to the Company’s Consolidated Financial Statements, which are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(2)	Mr. Campbell has vested options to purchase 10,000 shares of the Company’s common stock as of December 31, 2006.

(3)	Mr. Corlett has vested options to purchase 22,500 shares of the Company’s common stock as of December 31, 2006.

(4)	Mr. Finn has vested options to purchase 10,000 shares of the Company’s common stock as of December 31, 2006.

(5)	Mr. Haning has vested options to purchase 10,000 shares of the Company’s common stock as of December 31, 2006.

(6)	Mr. Loveland has vested options to purchase 25,000 shares of the Company’s common stock as of December 31, 2006.

(7)	Mr. Rouda has vested options to purchase 15,000 shares of the Company’s common stock as of December 31, 2006.

(8)	Mr. Stewart has vested options to purchase 15,000 shares of the Company’s common stock as of December 31, 2006.

Equity Compensation Plan Information
     The table below sets forth additional information as of December 31, 2006, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

Number of securities
remaining available for
	Number of Securities to		issuance under equity
	be issued upon exercise	Weighted-average exercise	compensation plans
	of outstanding options,	price of outstanding	(excluding securities
	warrants and rights	options, warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	536,176	$14.33	449,000
Equity compensation plans not approved by security holders	—	—	—

Total	536,716	$14.33	449,000

(1)	Equity compensation plans approved by shareholders include the 1992 Stock Option Plan, the Second Amended and Restated 1995 Stock Option Plan, and the 2004 Stock Incentive Plan.
Report of the Compensation Committee Of The Board Of Directors
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management and based on that review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’ s annual report on Form 10-K for the year ended December 31, 2006, and this proxy statement for filing with the Securities and Exchange Commission.

COMPENSATION COMMITTEE

Harley E. Rouda, Jr., Chairman
James L. Stewart
Michael L. Finn

Compensation Committee Interlocks and Insider Participation
     During 2006, the members of the Compensation Committee were Messrs. Rouda (Chairman), Stewart, and Finn. None of these members was an executive officer or employee of the Company or its subsidiaries during or prior to his service as a member of the Compensation Committee.
Transactions with Related Persons
     Mr. Loveland, a director of the Company, is a partner in the law firm of Porter, Wright, Morris & Arthur LLP, which provides legal services to the Company. During fiscal 2006, the Company paid aggregate fees of approximately $859,731 to that firm.
     During 2006, the Company employed certain members of Mr. Brooks’ immediate family. Jason Brooks, Mr. Brooks’ son, served as the Company’ s Vice President of Sales, Field Accounts, Stuart Brooks, Mr. Brooks’ brother, served as the Company’ s Vice President of Sales, Work and Duty, and Mark Pitts, Mr. Brooks’ son-in-law, served as the Company’ s Vice President of Sales, Key Accounts and each received base salaries and bonuses of $131,000, $129,000, and $149,000, respectively, in 2006. Additionally, Jay Brooks, Mr. Brooks’ brother, served as an independent contractor to the Company and was paid a total of $79,932 in 2006.
     The Company believes that all terms of the transactions and existing arrangements set forth above are no less favorable to the Company than similar transactions and arrangements which might have been entered into with unrelated parties. The transactions were reviewed by the Company’ s Audit Committee, as the committee delegated the authority by the Board to review transactions with related parties.
Report of the Audit Committee Of The Board Of Directors
     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.
     General. In accordance with the Audit Committee Charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. During the 2006 fiscal year, the Audit Committee met nine times.
     Review and Discussion with Independent Registered Public Accounting Firm. In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from its independent registered public accounting firm a formal written statement describing all relationships between it and the Company that might bear on its independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the independent registered public accounting firm any relationships that may impact the independent registered public accounting firm’ s objectivity and independence, and satisfied itself as to the independent registered public accounting firm’ s independence. The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company’s internal controls. In addition, the Audit Committee reviewed and discussed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, Communication with Audit Committees, and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements.
     Review with Management. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2006 with management. Management has the responsibility for the preparation of the Company’s consolidated financial statements, and the Company’s independent registered public accounting firm has the responsibility for the examination of those statements.
     Conclusion. Based on the reviews and discussions with management and the Company’s independent registered public accounting firm noted above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 to be filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Glenn E. Corlett, Chairman
J. Patrick Campbell
G. Courtney Haning
Fees Of The Independent Registered Public Accounting Firm
     The following table shows the aggregate fees billed to the Company by Deloitte & Touche LLP, its independent registered public accounting firm, for services rendered during the fiscal years ended December 31, 2006 and 2005.

	Fiscal Year Ended
	December 31,	December 31,
	2006	2005
Audit Fees(1)	$1,617,500	$1,046,725
Audit-Related Fees(2)	—	76,500
Tax Fees(3)	236,438	155,201
All Other Fees	—	—

(1)	Includes fees for the annual integrated audit of the consolidated financial statements, audits to meet statutory requirements and review of regulatory filings and internal control.

(2)	Includes fees related to accounting consultations and Section 404 advisory services.

(3)	Includes fees for services related to tax compliance and tax planning.

     The Audit Committee has considered whether the provision of services other than those performed in connection with the “Audit Fees” above is compatible with maintaining the principal accountant’s independence.
     The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor or other registered public accounting firm, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended, that are approved by the Audit Committee prior to completion of the audit.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of the Company’s securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Company. Based on its review of such reports and written representations from reporting persons, the Company believes that all filing requirements were complied with during fiscal 2006.
Proposals By Shareholders For 2008 Annual Meeting
     Each year the Board of Directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the proxy statement for action at the annual meeting. Any proposal submitted by a shareholder for inclusion in the proxy statement for the Annual Meeting of Shareholders to be held in 2008 must be received by the Company (addressed to the attention of the Secretary) on or before December 21, 2007. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2008 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by the Company after March 4, 2008. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio.
Other Matters
     As of the date of this proxy statement, management knows of no other business that will come before the meeting. Should any other matter requiring a vote of the shareholders arise, the proxy in the enclosed form confers upon the persons designated to vote the shares discretionary authority to vote with respect to such matter in accordance with their best judgment.
     The Company’s Annual Report to Shareholders for the fiscal year ending December 31, 2006, including financial statements, was furnished to shareholders concurrently with the mailing of this proxy material.

By Order of the Board of Directors,

Curtis A. Loveland
Secretary

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed.
1. Election of Class I Directors:		For	Withhold		For	Withhold		For	Withhold	+
	01 - Mike Brooks	☐	☐	02 - Glenn E. Corlett	☐	☐	03 - Harley E. Rouda, Jr.	☐	☐

	04 - James L. Stewart	☐	☐

2.	TRANSACT such other business as may properly come before the meeting and any adjournment thereof.

B Non-Voting Items
Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Signature(s) shall agree with name(s) printed on this proxy. If shares are registered in two names, both shareholders should sign this proxy. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/	/

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — ROCKY BRANDS, INC.
39 East Canal Street, Nelsonville, Ohio 45764
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- May 15, 2007
The undersigned hereby appoints MIKE BROOKS, DAVID SHARP, and CURTIS A. LOVELAND, or any one of them acting alone, my attorneys and proxices with full power of substitution to each, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the company to be held on May 15, 2007, 4:00 p.m., local time, at Stuarts Opera House, 34 Public Square, Nelsonville, Ohio 45764, and at any adjournment thereof, with all of the powers I would have if personally present, for the purposes stated on the reverse side.
The undersigned gives unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinion may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies or substitutes, may lawfully do or cause to be done by virtue hereof. Any of the said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all the powers of said attorneys and proxies hereunder.
THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PROXIES LISTED ON THE REVERSE SIDE WILL VOTE IN THEIR DISCRETION.
The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders, dated April 23, 2007, the Proxy Statement and the Annual Report of the company furnished therewith. Any proxy heretofore given to vote said shares is hereby revoked.
Please sign and date this proxy card on the reverse side and return it in the enclosed envelope.